AMENDED AND RESTATED BY-LAWS OF
LABORATORY CORPORATION OF AMERICA HOLDINGS
(hereinafter called the “Corporation”)
(as amended as of February 5, 2020)
ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors (or the Chairman or Vice Chairman, if any of the Board of Directors in the absence of a designation by the Board of Directors) and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a majority vote a Board of Directors, as provided in Section 1 of Article II, and transact such other business as may properly be brought before the meeting. Except as otherwise permitted or required by applicable laws or regulations, notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice may be given in any manner permitted by applicable laws and regulations, as provided in Article V.

Section 3. Special Meetings. (a) Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called at any time by the Board of Directors.

(b) Except as otherwise permitted or required by applicable laws or regulations, notice of a Special Meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be given in any manner permitted by applicable laws and regulations, as provided in Article V.
(c) Subject to the provisions of this Section 3(c), a Special Meeting of Stockholders shall be called by a majority of the entire Board of Directors following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from one stockholder who has, or a group of stockholders who have, owned at least 25% of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, continuously for at least one year as of both (i) a date within seven days prior to the date of the Special Meeting Request and (ii) the record date for determining stockholders entitled to vote at the Special Meeting (the “Requisite Holders”), if such Special Meeting Request complies with the requirements of this Section 3(c) and all other applicable sections of these By-Laws. For purposes of satisfying the foregoing ownership requirement under this Section 3(c), (i) the term “owned” shall have the same meaning as it has in Article I, Section 13(e) of these By-Laws, and (ii) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 3(c), all shares held by each stockholder constituting their contribution to the foregoing 25% threshold must be held by that stockholder continuously for at least one year, and evidence of such continuous ownership shall be provided as specified in this Section 3(c). The Board of Directors shall determine whether all requirements set forth in this Section 3 and these By-Laws have been satisfied and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request is made that complies with this Section 3(c) and all other applicable sections of these By-Laws, the Board of Directors may (in lieu of calling the Special Meeting of Stockholders requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held within ninety days after the Corporation receives such Special Meeting Request.
A Special Meeting Request must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each of the stockholders that is one of the Requisite Holders and include: (i) a statement of the specific purpose(s) of the Special Meeting of Stockholders, the matter(s) proposed to be acted on at the Special Meeting of Stockholders, and the reasons for conducting such business at the Special Meeting of Stockholders; (ii) the text of any proposed amendment to the By-Laws to be considered at the Special Meeting of Stockholders; (iii) the name and address of each stockholder of record signing such request, the date of each such stockholder’s signature, and the name and address of any beneficial owner on whose behalf such request is made; (iv) the class or series and number of shares of the Corporation that are owned of record or beneficially by each such stockholder and any such beneficial owner and documentary evidence of such record or beneficial ownership; (v) any material interest of each stockholder or any such beneficial owner in any of the business proposed to be conducted at the Special Meeting of Stockholders and a description of all arrangements or understandings between any such stockholder and/or beneficial owner and any other person or persons (naming such person or persons) with respect to the business proposed to be conducted; (vi) a representation that one or more of the stockholders submitting the Special Meeting Request intend to appear in person or by proxy at the Special Meeting of Stockholders to present the proposal(s) or business to be brought before the Special Meeting of Stockholders; (vii) if any stockholder submitting such request intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the Special Meeting of Stockholders, a representation to that effect; (viii) all information relating to each stockholder signing the Special Meeting Request that must be disclosed in solicitations for proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (as defined below in Article II); and (ix) if the purpose of the Special Meeting of Stockholders includes the election of one or more directors, all the information such stockholder or stockholders would be required to include in a notice delivered to the Corporation pursuant to Article I, Section 9 of these By-Laws.
In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing one hundred and twenty days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within ninety days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the 1934 Act, or other applicable law.
Stockholders included in the Requisite Holders and owning, as of the date of the revocation notice, a majority of the combined voting power of the shares owned by the Requisite Holders, may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the Special Meeting of Stockholders; provided, however, the Board of Directors shall have the discretion to determine whether or not to proceed with the Special Meeting of Stockholders.
If none of the stockholders included in the Requisite Holders appears or sends a qualified representative to present the proposal(s) or business submitted by the stockholders for consideration at the Special Meeting of Stockholders, the Corporation need not present such proposal(s) or business for a vote at such meeting.
Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, but no other business shall be transacted at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or, if after adjournment a new record date is fixed, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and or any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. Unless required by statute, or determined to be advisable by the Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, the vote on any matter need not be by ballot.

Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under the General Corporation Law, if such action had been voted on by stockholders at a meeting thereof, the Certificate filed shall state, in lieu of any statement concerning any vote of stockholders, that written consent and written notice has been given as provided in this Section 6.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in any manner permitted by statute. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders, or to consent in writing to any action pursuant to Section 6 of this Article I.

Section 9. Notice of Stockholder Business other than Director Nominations. In order for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice with respect to an Annual Meeting, other than with respect to nominations of persons for election to the Board of Directors of the Corporation pursuant to Article II, Sections 1 or 13, of these By-Laws, must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty nor more than one hundred twenty days prior to the anniversary date of the preceding year’s Annual Meeting; provided, however, that in the event no Annual Meeting was held in the previous year or the date of the Annual Meeting has been changed by more than thirty days, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred and twenty days in advance of such Annual Meeting or ten days following the date on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a notice as described above. For all business other than director nominations, a stockholder's notice to the secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) as to the stockholder: (A) the name and address of the stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is being made, (B) the class and number of shares of the Corporation which are owned by the stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the proposal is being made, as of the date of the stockholder's notice, (C) a description of any agreement, arrangement or understanding with respect to such proposal between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice, and (F) a representation whether the stockholder intends to solicit proxies from stockholders in support of the proposal. The foregoing notice requirements of Section 9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9 and Article II, Sections 1 and 13 of these By-Laws, and unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to this Section 9 does not provide the information required under this Section 9 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation. The requirements of this Section 9 shall apply to any business to be brought before an annual meeting by a stockholder whether such business is to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 9 are included to provide the Corporation notice of a stockholder's intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.
ARTICLE II
DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as otherwise required by these By-Laws, by law or by the Certificate of Incorporation, directors shall be elected by a majority of the votes cast at an Annual Meeting of Stockholders at which a quorum is present, provided that directors shall be elected by the vote of a plurality at a meeting at which a quorum is present if (i) the Secretary receives notice that a stockholder has nominated a person for election to the Board of Directors in accordance with the advance notice requirements for stockholder nominations set forth in this Section 1 and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails notice of meeting for such meeting to the stockholders. Each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, in the manner hereinafter provided. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director.

Nominations for election to the Board of Directors at an annual or special meeting of the stockholders may be made by the Board of Directors or on behalf of the Board of Directors by a nominating committee duly appointed by the Board of Directors, or by a stockholder of the Corporation entitled to vote for the election of directors. Except as set forth in Article II, Section 13, all nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary and received by the Secretary not less than sixty nor more than one hundred twenty days prior to the anniversary date of the preceding year’s Annual Meeting, in the case of nominations for election at an Annual Meeting, and not more than ten days after the date of the Corporation’s notice of a special meeting, in the case of nominations for election at a special meeting; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty days before or after the anniversary of the preceding year’s Annual Meeting, in order to be timely the notice must be so received not later than the close of business on the later of one hundred and twenty days in advance of such Annual Meeting or ten days following the day on which public disclosure of the date of the Annual Meeting was made. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such stockholder’s notice shall set forth as to each proposed nominee who is not an incumbent director, (a)the name, age, business address and, if known, residence address of such nominee, (b)the principal occupation or employment of such nominee during the preceding five years, (c)the number of shares of stock of the Corporation which are beneficially owned by such nominee, (d)any other information relating to such nominee that would be required to be set forth in a definitive proxy statement filed in connection with a proxy solicitation pursuant to Section 14 of the Securities Exchange Act of 1934 (“the 1934 Act”), (e) the written consent of such nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director of the Corporation, if elected; and such stockholder’s notice shall set forth as to such stockholder the name and address, as they appear on the Corporation’s books, of such stockholder, the number of shares of stock of the Corporation which are beneficially owned by such stockholder, and all other information relating to such stockholder that would be required to be filed with the Securities and Exchange Commission if such stockholder were a participant in a proxy solicitation pursuant to said Section 14. A nomination made otherwise than as provided in this Section 1 or in Article II, Section 13 shall be null and void and shall not be submitted to a vote of stockholders.
Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Vice Chairman, if there be one, the President, or any three or more directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director in any manner permitted by statute. Unless otherwise required by these

By-Laws, the notice need not state the purpose or purposes of the meeting. Notice need not be given to any director who, either before or after the meeting, signs and submits a written waiver of notice, submits a waiver of notice by electronic transmission, or attends the meeting (except when he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened).

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the entire Board of Directors at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. Unless otherwise provided in the resolution of the Board of Directors designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee such powers and authority as the committee deems appropriate.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a sum, in cash, securities or a combination thereof for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Compensation of directors shall be as determined by the Board of Directors.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transactions are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 12. Vice Chairman. The Vice Chairman of the Board of Directors, if there be one, or the Vice Chairmen, if there be more than one, shall perform such duties and may exercise such other powers as from time to time may be assigned by these By-Laws or the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Vice Chairman shall preside at meetings of the stockholders and the Board of Directors.

Section 13. Proxy Access. (a) The Corporation shall include in its proxy statement for an Annual Meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty stockholders that satisfy, the requirements of this Section 13 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 13 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 13.

(b) To be timely, a stockholder’s Nomination Notice must be delivered given, either by personal delivery or mailed by United States certified mail, postage prepaid, and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth day prior to, nor later than the close of business on the one hundred twentieth day prior to, the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty days before or seventy days after the anniversary of the preceding year’s Annual Meeting, in order to be timely the Nomination Notice must be so received not later than the close of business on the later of one hundred and twenty days in advance of such Annual Meeting or ten days following the day on which public disclosure of the date of the Annual Meeting was made. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(c) For purposes of this Section 13, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 13(g)). To be timely, the Required Information must be delivered to or mailed to and received by the Secretary within the time period specified in this Section 13 for providing the Nomination Notice.

(d) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 13 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees), together with any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two Annual Meetings and who are re-nominated for election at such Annual Meeting by the Board of Directors, appearing in the Corporation’s proxy materials with respect to an Annual Meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 13, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(e) For purposes of this Section 13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(f) An Eligible Stockholder must have owned (as defined above) continuously for at least three years that number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the Corporation (the “Required Shares”) as of both (i) a date within seven days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the Annual Meeting. For purposes of satisfying the foregoing ownership requirement under this Section 13, (i) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty, and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 13. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 13, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three years, and evidence of such continuous ownership shall be provided as specified in this Section 13(f).

Within the time period specified in this Section 13 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:
(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the Annual Meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;

(v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, the Eligible Stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such Eligible Stockholder with respect to shares of stock of the corporation, and a representation that the Eligible Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(vi) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 13) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) intends to appear in person or by proxy at the Annual Meeting to present the nomination, (C) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation and (F) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(vii) an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the Annual Meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (C) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible

Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 13, (D) comply with all other laws and regulations applicable to any solicitation in connection with the Annual Meeting and (E) provide to the Corporation prior to the Annual Meeting such additional information as necessary with respect thereto.

(g) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 13 is provided, a written statement for inclusion in the Corporation’s proxy statement for the Annual Meeting, not to exceed five hundred words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(h) Within the time period specified in this Section 13 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”).

(i) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two (2) Annual Meetings.

(j) The Corporation shall not be required to include, pursuant to this Section 13, any Stockholder Nominees in its proxy materials for any meeting of stockholders (i) for which the

Secretary of Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1 of this Article II and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 13, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as determined by the Board of Directors, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 13.

(k) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 13, as determined by the Board of Directors or the person presiding at the Annual Meeting of stockholders, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the Annual Meeting of stockholders to present any nomination pursuant to this Section 13.

(l) The Eligible Stockholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 13(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

ARTICLE III
OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of directors, in its discretion, may also choose a Treasurer and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. President. The President shall, subject to the control of the Board of Directors, be the Chief Executive Officer of the Corporation and shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-

Laws, the Board of Directors or the President. In the absence or disability of the Chairman and the Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5. Executive Vice Presidents/Senior Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors or Vice Chairman of the Board of Directors), the Executive Vice President or Senior Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Executive Vice President or Senior Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, no Vice Chairman of the Board and no Executive Vice President or Senior Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chairman or Vice Chairman of the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be, in any manner permitted by statute and as directed by the Board of Directors.

Section 7. Treasurer. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman or Vice Chairman of the Board of Directors or to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 8. Assistant Secretaries. Except as may be otherwise provided in these By- Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV
STOCK

Section 1. Form of Certificates. The shares of the Corporation shall be represented by certificates, unless the Board of Directors provides by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or the Vice Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem appropriate concerning the issue, transfer and registration of certificates for shares of stock or uncertificated shares of the Corporation.

Section 2. Signatures. Any or all of the signatures on certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such alleged lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged lost, stolen or destroyed certificate or the issuance of the new certificate or uncertificated shares. The Corporation may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate or uncertificated shares shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The manner of fixing a record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be as provided for in Article I, Section 6.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE V
NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given in any manner permitted by applicable laws and regulations, and shall be deemed given at the time prescribed by applicable laws and regulations for such manner of notice. Notice of any meeting shall not be required to be given to any person who attends the meeting, except when the person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or an electronically transmitted waiver of notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Section 203 Election. The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Section 6. Electronic Transmission. When used in these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

Section 7. Facsimile Signatures. In addition to the provisions for use of facsimile signatures specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.

Section 8. Form of Records. Any records required by these By-Laws or otherwise maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, computer diskettes and discs, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

ARTICLE VII
INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 9. Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a directors, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

ARTICLE VIII
AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By- Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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